SECOND AMENDMENT TO RIDER TO MASTER LOAN AND SECURITY AGREEMENT NO. 3624 DATED SEPTEMBER 30, 1998 (THE "LOAN") BETWEEN WENTWORTH CAPITAL, A DIVISION OF CHARTER FINANCIAL, INC. ("SECURED PARTY") AND JORE CORPORATION ("DEBTOR")

The Rider to the Loan is hereby amended to delete subsections 1(a), 1(b), 1(c), and 1(d) and replace those subsections with the following new subsections:

     a.  Debtor shall maintain a maximum Leverage Ratio of not more than
         2.50 to 1:00. Such calculation shall be made by dividing Debtor's total liabilities by total stockholder equity in accordance with generally accepted accounting principles.

     b. Debtor's ratio of Senior Funded Debt to EBITDA shall not exceed 5.5x for the period ending September 30, 2001 and shall not exceed 4.25x for the period ending December 31, 2000 and through the period ending September 30, 2001; and shall not exceed 3.25x thereafter. The ratio shall be calculated quarterly as follows: Total interest-bearing debt, including capitalized leases, less short-term investments, divided by earnings before interest expense, depreciation, dividends, taxes and extraordinary expenses. The ratio shall be calculated on a rolling four quarter basis.

     c. Debtor's Current Ratio shall not be less than 1.00 to 1:00, as calculated by dividing current assets by current liabilities in accordance with generally accepted accounting principles.

     d.  Debtor's maximum Capital Expenditures shall not exceed
         $25,000,000.00 during the fiscal year 2000, and shall not exceed $15,000,000.00 for each fiscal year thereafter.

This Amendment shall be deemed to be a supplement to and indivisible part of the Rider and the Loan.

IN WITNESS WHEREOF, the parties have executed this Amendment this 27th day of June, 2000.

WENTWORTH CAPITAL, A DIVISION OF
CHARTER FINANCIAL, INC.                JORE CORPORATION

BY:                                    BY: /s/ [ILLEGIBLE]
    -----------------------------          ---------------------------------

TITLE:                                 TITLE: Chief Financial Officer
       --------------------------             ------------------------------